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                                                                   Exhibit 23.3




KPMG Peat Marwick LLP [LOGO}
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
     Two Central Park Plaza              Telephone 402 348 1450             Telefax 402 348 0152
     Suite 1501
     Omaha, NE 68102

     233 South 13th Street, Suite 1600   Telephone 402 476 1216             Telefax 402 476 1944
     Lincoln, NE 68508-2041
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                              ACCOUNTANTS' CONSENT


The Board of Directors
Aqua-Chem, Inc.:

We consent to the use of our report on the financial statements of National Dynamics Corporation included herein and to the references to our firm under the headings "Selected Financial Data of NDC" and "Independent Auditors" in the Prospectus.


/s/KPMG Peat Marwick LLP


Omaha, Nebraska
August 18, 1998